Exhibit 99.1
                FEDERATED DEPARTMENT STORES, INC.

                   Consolidated Balance Sheets
                           (Unaudited)

                           (millions)

                                     July 31,      January 30,     August 1,
                                       1999           1999           1998
ASSETS:
 Current Assets:
  Cash                                $   357         $   307       $   281
  Accounts receivable                   3,512           2,209         2,111
  Merchandise inventories               3,635           3,259         3,361
  Supplies and prepaid expenses           221             117           118
  Deferred income tax assets              142              80           105
   Total Current Assets                 7,867           5,972         5,976

 Property and Equipment - net           6,689           6,572         6,381
 Intangible Assets - net                1,807             631           677
 Other Assets                             516             289           317

   Total Assets                       $16,879         $13,464       $13,351

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
  Short-term debt                     $ 1,402         $   524       $    34
  Accounts payable and
   accrued liabilities                  2,905           2,446         2,517
  Income taxes                             46              98            67
   Total Current Liabilities            4,353           3,068         2,618

 Long-Term Debt                         4,704           3,057         3,890
 Deferred Income Taxes                  1,240           1,060           977
 Other Liabilities                        586             570           557
 Shareholders' Equity                   5,996           5,709         5,309

   Total Liabilities and
    Shareholders' Equity              $16,879         $13,464       $13,351